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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2007
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

PG&E Corporation
One Market, Spear Tower
Suite 2400
San Francisco, California 94105
(Address of principal executive offices) (Zip Code)
(415) 267-7000
(Registrant's telephone number, including area code)

Pacific Gas and Electric Company
77 Beale Street
P.O. Box 770000
San Francisco, California 94177
(Address of principal executive offices) (Zip Code)
(415) 973-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

Pacific Gas and Electric Company Amended and Restated Credit Agreement

               On February 26, 2007, Pacific Gas and Electric Company (Utility), a subsidiary of PG&E Corporation, entered into an amended and restated $2.0 billion unsecured revolving credit agreement (Restated Utility Credit Agreement) with Citicorp North America, Inc., as administrative agent and a lender, JPMorgan Securities Inc., as syndication agent, Barclays Bank Plc and BNP Paribas as documentation agents and lenders, Deutsche Bank Securities Inc., as documentation agent, and the following other lenders: JPMorgan Chase Bank, N.A., Bank of America, N.A., Deutsche Bank AG, New York Branch, Lehman Brothers Bank, FSB, UBS Loan Finance LLC, ABN AMRO Bank N.V., Morgan Stanley Bank, Union Bank of California, N.A., William Street Commitment Corporation, Mizuho Corporate Bank, Ltd., Mellon Bank, N.A., The Bank of New York and US Bank National Association. The Restated Utility Credit Agreement will be used for working capital purposes and to support commercial paper issuances. On the same date the Utility terminated its $650 million accounts receivable facility that was due to expire on March 5, 2007. (There were no loans outstanding under the Utility’s accounts receivable facility at the time of termination.)

               The Restated Utility Credit Agreement increases the aggregate amount available under this agreement by $650 million to a total of $2.0 billion. Subject to obtaining commitments from existing or new lenders and satisfying other conditions specified in the Restated Utility Credit Agreement, the Utility may increase the aggregate commitments under this credit agreement to $3.0 billion. The Restated Utility Credit Agreement has an initial term of five years and, unless extended, all amounts will be due and payable on February 26, 2012. At the Utility’s request and at the sole discretion of each lender, the Restated Utility Credit Agreement may be extended for additional periods.

               Under the Restated Utility Credit Agreement, the Utility will pay reduced fees and interest rate spreads. Borrowings under the Restated Utility Credit Agreement (other than swing line loans, i.e., loans made available on a same day basis and repayable in full within 30 days) will bear interest based, at the Utility’s election, on a London Interbank Overnight Rate (LIBOR) plus an applicable margin or the base rate. The base rate will equal the higher of the administrative agent’s announced base rate or 0.5% above the federal funds rate. The Utility also will pay a facility fee on the total commitments of the lenders under the Restated Utility Credit Agreement and a utilization fee equal to 0.050% per annum of the average amount of extensions of credit under the Restated Utility Credit Agreement during any quarter in excess of 50% of the total commitments. The applicable margin for LIBOR loans and the facility fee will be based on the Utility’s senior unsecured, non-credit enhanced debt rating (Senior Debt Rating) issued by Standard & Poor’s Ratings Services (S&P) and Moody’s Investors Service (Moody’s). The applicable margin for LIBOR loans will range between 0.105% and 0.600%. The facility fee will range between 0.045% and 0.150%. In addition, the Utility will pay a fee for each letter of credit issued under the Restated Utility Credit Agreement equal to the applicable margin for LIBOR loans and a customary fee payable to the letter of credit issuer.

               The Restated Utility Credit Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting the following: liens, mergers, substantial asset sales and other fundamental changes. The Restated Utility Credit Agreement also requires that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter.

               In the event of a default by the Utility under the Restated Utility Credit Agreement, including cross-defaults relating to specified other debt of the Utility or PG&E Corporation in excess of $100 million, the lenders may terminate the commitments under the Restated Utility Credit Agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, the lenders may enforce any and all rights and remedies created under the Restated Utility Credit Agreement or applicable law, including set-off rights. For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

               The lenders and agents under the Restated Utility Credit Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Utility and PG&E Corporation. These parties have received, and may in the future receive, customary compensation from the Utility and PG&E Corporation for such services.

PG&E Corporation Amended and Restated Credit Agreement

On February 26, 2007, PG&E Corporation entered into an amended and restated $200 million unsecured revolving credit agreement (Restated Parent Credit Agreement) with BNP Paribas, as administrative agent and a lender, Deutsche Bank Securities Inc., as syndication agent, ABN AMRO Bank, N.V., Bank of America, N.A., and Barclays Bank Plc, as documentation agents and lenders, and the following other lenders: Citicorp North America, Inc., JP Morgan Chase Bank, N.A., Deutsche Bank AG, New York Branch, Lehman Brothers Bank, FSB, UBS Loan Finance LLC, Morgan Stanley Bank, Union Bank of California, N.A., William Street Commitment Corporation, Mizuho Corporate Bank, Ltd., Mellon Bank, N.A., The Bank of New York and US Bank National Association. The Restated Parent Credit Agreement will be used for working capital purposes. PG&E Corporation has not initiated any borrowings or issued any letters of credit under the Restated Parent Credit Agreement as of the date of this report.

Subject to obtaining commitments from existing or new lenders and satisfying other conditions specified in the Restated Parent Credit Agreement, PG&E Corporation may increase the aggregate commitments under this credit agreement to $300 million. The Restated Parent Credit Agreement has an initial term of five years and, unless extended, all amounts will be due and payable on February 26, 2012. In addition, at PG&E Corporation’s request and at the sole discretion of each lender, the Restated Parent Credit Agreement may be extended for additional periods.

Under the Restated Parent Credit Agreement, PG&E Corporation will pay reduced fees and interest rate spreads. Borrowings under the Restated Parent Credit Agreement (other than swing line loans) will bear interest based, at PG&E Corporation’s election, on a LIBOR rate plus an applicable margin or the base rate. The base rate will equal the higher of the administrative agent’s announced base rate or 0.5% above the federal funds rate. PG&E Corporation also will pay a facility fee on the total commitments of the lenders under the Restated Parent Credit Agreement and a utilization fee equal to 0.050% per annum of the average amount of extensions of credit under the Restated Parent Credit Agreement during any quarter in excess of 50% of the total commitments. The applicable margin for LIBOR loans and the facility fee will be based on one rating below the Utility’s Senior Debt Rating or, if both S&P and Moody’s provide a Senior Debt Rating for PG&E Corporation, based on PG&E Corporation’s Senior Debt Rating. The applicable margin for LIBOR loans will range between 0.105% and 0.600%. The facility fee will range between 0.045% and 0.150%. In addition, PG&E Corporation will pay a fee for each letter of credit issued under the Restated Parent Credit Agreement equal to the applicable margin for LIBOR loans and a customary fee payable to the letter of credit issuer.

The Restated Parent Credit Agreement includes usual and customary covenants for credit facilities of this type, including covenants limiting the following: liens, mergers, substantial asset sales and other fundamental changes and sales of the Utility’s stock owned by PG&E Corporation. The Restated Parent Credit Agreement also requires that PG&E Corporation maintain a ratio of total consolidated debt to total consolidated capitalization of not more than 0.65 to 1.00 as of the end of each fiscal quarter. In addition, at any time, the Restated Parent Credit Agreement limits debt secured by the Utility’s stock owned by PG&E Corporation to $2 billion, provided that the lenders have an equal and ratable lien on such stock.

In the event of a default by PG&E Corporation under the Restated Parent Credit Agreement, including cross-defaults relating to specified other debt of PG&E Corporation or the Utility in excess of $100 million, the lenders may terminate the commitments under the Restated Parent Credit Agreement and declare the amounts outstanding, including all accrued interest and unpaid fees, payable immediately. In addition, the lenders may enforce any and all rights and remedies created under the Restated Parent Credit Agreement or applicable law, including set-off rights. For events of default relating to insolvency, bankruptcy or receivership, the commitments are automatically terminated and the amounts outstanding become payable immediately.

The lenders and agents under the Restated Parent Credit Agreement and their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to PG&E Corporation and the Utility. These parties have received, and may in the future receive, customary compensation from PG&E Corporation and the Utility for such services.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

               The information set forth above in Item 1.01 regarding the Restated Utility Credit Agreement and the Restated Parent Credit Agreement is hereby incorporated into Item 2.03(a) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: February 27, 2007	By:	CHRISTOPHER P. JOHNS
CHRISTOPHER P. JOHNS Senior Vice President, Chief Financial Officer and Treasurer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: February 27, 2007	By:	CHRISTOPHER P. JOHNS
CHRISTOPHER P. JOHNS Senior Vice President, Chief Financial Officer and Treasurer